Exhibit 99.2

Deloitte LLP 2800 - 1055 Dunsmuir Street 4 Bentall Centre P.O. Box 49279 Vancouver BC V7X 1P4 Canada Tel: 604-669-4466 Fax: 778-374-0496 www.deloitte.ca

Independent Auditor’s Report

To the Shareholders of

Daishowa-Marubeni International Ltd.

We have audited the accompanying consolidated financial statements of Daishowa-Marubeni International Ltd. and its subsidiaries (the “Company”), which comprise the consolidated statements of financial position as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Daishowa-Marubeni International Ltd. and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Amended Consolidated Financial Statements

Without modifying our opinion, we draw attention to Note 6(b) to the consolidated financial statements, which explains that the consolidated financial statements for the year ended December 31, 2017, have been restated from those on which we originally reported on March 16, 2018. Such audit was conducted in accordance with Canadian generally accepted auditing standards. On November 19, 2018, we reported separately to the Shareholders of Daishowa-Marubeni International Ltd. on the amended consolidated financial statements for the year ended December 31, 2017, conducted in accordance with Canadian generally accepted auditing standards.

/s/ Deloitte LLP

Chartered Professional Accountants

December 14, 2018

Vancouver, Canada

Daishowa-Marubeni International Ltd.

Consolidated statement of comprehensive income

Year ended December 31, 2017

(Stated in Canadian dollars)

	Notes		2017	2016
	6	(b)	Restated
			$	$
Revenue
Pulp	16		428,478,234	454,390,287
Electricity			7,723,136	8,010,464

			436,201,370	462,400,751

Cost of sales
Materials, labour and other expenses	5, 16		380,317,281	413,066,613
Depreciation			54,610,771	59,943,544

			434,928,052	473,010,157
Business interruption insurance recovery	6	(a)	16,217,902	—

Gross profit			17,491,220	(10,609,406)
Selling, general and administrative expenses			5,985,179	5,629,402

Income (loss) before other income (expense)			11,506,041	(16,238,808)

Other income (expense)
Other income	15		5,483,283	3,166,596
Interest income			55,190	29,329
Interest and finance costs			(3,522,234)	(3,009,302)

			2,016,239	186,623

Income (loss) before income taxes			13,522,280	(16,052,185)

Income tax expense (recovery)	12
Current			8,858,947	1,260,942
Deferred			(6,045,243)	(6,790,543)

			2,813,704	(5,529,601)

Net income (loss) income for the year			10,708,576	(10,522,584)

Other comprehensive income (loss)
Items that will not be reclassified subsequently to profit or loss
Remeasurement of defined benefit obligation, net of income tax			(3,718,620)	958,391
Items that may be reclassified subsequently to profit or loss
Fair value gain on foreign currency hedging instruments, net of income tax			4,329,454	14,346,420

Other comprehensive income, net of income tax			610,834	15,304,811

Total comprehensive income for the year			11,319,410	4,782,227

The accompanying notes are an integral part of the consolidated financial statements.

Daishowa-Marubeni International Ltd.

Consolidated statement of financial position

As at December 31, 2017

(Stated in Canadian dollars)

	Notes		2017	2016
			$	$
Assets
Current assets
Cash and cash equivalents			9,110,232	8,211,577
Trade and other receivables	4		45,880,392	63,278,379
Income tax receivable			—	686,216
Inventories	5		90,125,927	84,263,632
Prepaid expenses and other assets			4,998,819	2,250,009
Current portion of derivative financial instruments	17	(f)	324,063	557,335

			150,439,433	159,247,148

Non-current assets
Property, plant and equipment	6		465,138,773	480,945,319
Other assets	7		3,758,228	3,787,340
Derivative financial Instruments	17	(f)	948,444	2,054,938

			469,845,445	486,787,597

			620,284,878	646,034,745

Liabilities
Current liabilities
Trade and other payables	8		38,760,574	33,532,679
Income tax payable			8,074,037	—
Short-term loans	9		85,368,909	104,226,364
Current portion of long-term loans	10		21,571,642	22,492,088
Current portion of derivative financial instruments	17	(f)	—	5,902,461

			153,775,162	166,153,592

Non-current liabilities
Long-term loans	10		50,306,584	74,901,288
Other liabilities	11		35,034,434	29,282,960
Deferred income tax	12		80,951,310	86,798,927

			166,292,328	190,983,175

			320,067,490	357,136,767

Equity
Share capital	13		262,000,000	262,000,000
Accumulated other comprehensive income			(182,948)	(793,782)
Retained earnings			38,400,336	27,691,760

			300,217,388	288,897,978

			620,284,878	646,034,745

The accompanying notes are an integral part of the consolidated financial statements.

Approved by the Board on November 19, 2018

/s/ Tomoyuki Iida	Director

/s/ Hirotaka Shimada	Director

Daishowa-Marubeni International Ltd.

Consolidated statement of changes in equity

Year ended December 31, 2017

(Stated in Canadian dollars)

	Number of shares issued	Share capital	Retained earnings	Accumulated other comprehensive income		Total
				Post employment benefit reserve	Cash flow hedge reserve
		$	$	$	$	$
Balance, January 1, 2016	12,250,000	262,000,000	38,214,344	2,577,281	(18,675,874)	284,115,751
Net income (loss) and comprehensive income (loss)	—	—	(10,522,584)	958,391	14,346,420	4,782,227

Balance, December 31, 2016	12,250,000	262,000,000	27,691,760	3,535,672	(4,329,454)	288,897,978
Net income (loss) and comprehensive income (loss)	—	—	10,708,576	(3,718,620)	4,329,454	11,319,410

Balance, December 31, 2017	12,250,000	262,000,000	38,400,336	(182,948)	—	300,217,388

The accompanying notes are an integral part of the consolidated financial statements.

Daishowa-Marubeni International Ltd.

Consolidated statement of cash flows

Year ended December 31, 2017

(Stated in Canadian dollars)

	2017	2016
	$	$
Operating activities
Net income (loss) for the year	10,708,576	(10,522,584)
Adjustment for
Depreciation	54,733,183	59,943,544
Loss on disposal of property, plant and equipment	753,970	2,081,768
Income tax expense	2,813,704	(5,529,601)
Unrealized foreign exchange gain	(2,008,150)	(850,538)
Interest and finance costs	3,648,694	3,158,310

	70,649,977	48,280,899

Net change in operating working capital items
Trade and other receivables	17,397,987	19,557,986
Inventories	(2,958,451)	(4,196,028)
Prepaid expenses and other assets	(2,719,698)	1,419,020
Trade and other payables	5,220,992	(6,289,014)
Other liabilities	597,664	380,090

	88,188,471	59,152,953

Interest paid	(3,515,331)	(3,038,516)
Income taxes paid	(98,694)	(12,399,236)

	84,574,446	43,715,201

Investing activities
Purchases of property, plant and equipment	(42,928,650)	(39,750,025)
Proceeds on disposal of property, plant and equipment	404,009	308,551

	(42,524,641)	(39,441,474)

Financing activities
Increase (decrease) of short-term loans, net	(18,857,455)	13,764,489
Repayment of long-term loans	(22,618,548)	(23,057,700)

	(41,476,003)	(9,293,211)

Effect of exchange rate changes on cash and cash equivalents	324,853	110,311

Change in cash and cash equivalents	898,655	(4,909,173)
Cash and cash equivalents, beginning of year	8,211,577	13,120,750

Cash and cash equivalents, end of year	9,110,232	8,211,577

Cash and cash equivalents consist of
Cash on hand and on deposits	8,818,626	7,919,971
Interest bearing securities	291,606	291,606

	9,110,232	8,211,577

The accompanying notes are an integral part of the consolidated financial statements.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

1. Nature of operations

Daishowa-Marubeni International Ltd. (the “Company”) was incorporated in 1969 under the Business Corporations Act (British Columbia). The Company is owned by Marubeni Corporation (“Marubeni”) and Nippon Paper Industries Co., Ltd., each of which owns 50% of the issued and outstanding common shares.

The Company operates a kraft pulp mill located in Peace River, Alberta and has a 50% interest in Cariboo Pulp & Paper Company (“CPP”), an unincorporated joint venture that operates a kraft pulp mill in Quesnel, B.C. Substantially all the pulp produced is sold to Marubeni as either principal or agent (Note 16). Both locations also operate power generation facilities which sell excess power to third parties.

The address of the Company’s registered office and principal place of business is Suite 700, 510 Burrard Street, Vancouver, B.C., Canada, V6C 3A8.

2. Significant accounting policies

These consolidated financial statements, including comparative amounts, have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”), effective for the year ended December 31, 2017. The significant accounting policies are outlined below.

These consolidated financial statements have been prepared on a historical cost basis except for certain items as explained in the accounting policies set out below. In addition, these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

(a) Principles of consolidation / Interest in joint operations

The consolidated financial statements include the accounts of the Company, its 50% proportionate share interest in CPP and its 50% proportionate share interest in Peace River Logging Limited Partnership (“PRLLP”).

A joint operation is a joint arrangement whereby the parties that have joint control over the arrangement have proportionate rights to the assets and obligations for the liabilities relating to the arrangement. Joint control is contractually agreed sharing control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

When the Company undertakes its activities under joint operations, the Company as a joint operator recognises in relation to its proportionate interest in a joint operation:

•	Its assets, including its share of any assets held jointly,
•	Its liabilities, including its share of any liabilities incurred jointly,
•	Its revenue from the sale of its share of the output arising from the joint operation,
•	Its share of the revenue from the sale of the output by the joint operation, and
•	Its expenses, including its share of any expenses incurred jointly.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

2. Significant accounting policies (continued)

The Company accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with IFRSs applicable to the particular assets, liabilities, revenues and expenses.

When the Company transacts with a joint operation in which the Company is a joint operator, the Company is considered to be conducting the transaction with the other parties to the joint operation, and gains and losses resulting from the transactions are recognised in the Company’s consolidated financial statements only to the extent of other parties’ interests in the joint operation.

When the Company purchases inventory from a joint operation in which the Company is the joint operator, the Company does not recognise its share of the income of the joint operation until it resells the inventory to a third party.

CPP and PRLLP are joint operations.

(b) Foreign currency

The Company’s functional and reporting currency is the Canadian dollar. Transactions in foreign currencies are recorded in the functional currency at the exchange rate at the date of the transaction. Monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at year end. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated at the exchange rate on the date of the transaction.

(c) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, balances held with banks and investments in term deposits with original maturities of 90 days or less.

(d) Inventories

Inventories consist of pulp, logs, chips and operating and maintenance supplies. Pulp is valued at the lower of weighted average cost and net realizable value. Cost includes the cost of raw materials, production labour and indirect costs such as plant overhead, depreciation, freight and other charges to transport the inventory to warehouse facilities. Logs and chip supplies are valued at the lower of average cost and net realizable value. Operating and maintenance supplies are valued at laid down cost less any provision for impairment.

(e) Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The Company capitalizes the costs of major replacements, extensions and improvements to property, plant and equipment.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

2. Significant accounting policies (continued)

The Company employs the straight-line method for depreciating property, plant and equipment for its Peace River Mill and CPP. Depreciation is provided over the estimated useful lives of the manufacturing assets as follows:

Buildings	10 to 40 years
Pulp mill machinery and equipment and cogeneration equipment	30 to 35 years
Logging machinery and equipment	5 to 20 years
Logging roads and bridges	20 to 40 years
Furniture and equipment	5 to 20 years

Depreciation of the head office equipment and Company houses is computed on the following bases:

Furniture and equipment	20% to 30% declining balance or 3 years straight line
Company houses	10% declining balance

The estimated useful lives, residual values and depreciation method are reviewed at the end of the year.

Property, plant and equipment are tested for recoverability annually or whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If an indication of impairment exists, the recoverable amount of the asset or cash generating unit is estimated. An impairment loss is recognized when the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the greater of the asset’s fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted at their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. A previously recognized impairment loss is reversed if there is an indication that there has been a change in the original conditions that resulted in the impairment being recognized. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation, if no impairment loss had been recognized.

(f) Provisions

Provisions are recognized if, based on past events, the Company has a present legal or constructive obligation and it is probable that the outflow of economic benefits will be required to settle the obligation and the amount can be reliably estimated.

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects the current market assessment of the time value of money and risks specific to the liability.

Both landfill liability and reforestation liabilities and related expenses are estimated and recognized in the cost of inventory as the landfill is used or the timber is harvested.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

2. Significant accounting policies (continued)

(g) Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax. Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable income and on the carryforward of tax losses and tax credits. Deferred income tax liabilities are generally recognized for all taxable temporary differences except to the extent that the deferred tax liability arises from the initial recognition of an asset or liability in a transaction which affects neither accounting nor taxable profit at the time of the transaction. Deferred income tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized.

Deferred income tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.

Current income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Current and deferred income tax are recognized as an expense or recovery in profit or loss, except when they relate to items that are recognized outside profit or loss (whether in other comprehensive income or directly in equity), in which case the tax is also recognized outside profit or loss.

(h) Employee benefits

For defined benefit plans, the cost of providing benefits is determined using the projected unit credit method, with actuarial valuations being carried out at the end of each reporting period for accounting purposes.

The retirement benefit liabilities recognized in the consolidated statement of financial position represents the present value of the defined benefit obligation, as reduced by the fair value of plan assets. Any asset resulting from this calculation is limited to the asset ceiling, which is the present value of future economic benefits available to the Company in the form of a reduction in future contributions or a cash refund. All remeasurement gains and losses are recognized through other comprehensive income or loss in the period incurred on a net of tax basis.

The defined benefit plans expose the Company to actuarial risk, such as investment risk, interest rate risk, longevity risk and salary risk.

Payments to defined contribution plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

2. Significant accounting policies (continued)

(i) Financial assets

Financial assets are classified into one of four categories:

•	fair value through profit or loss (“FVTPL”);
•	held-to-maturity (“HTM”);
•	available for sale (“AFS”); and
•	loans and receivables.

The classification is determined at initial recognition and depends on the nature and purpose of the financial asset.

(i) FVTPL financial assets

Financial assets are classified as FVTPL when the financial asset is held for trading or is designated as FVTPL. A financial asset is classified as held for trading if it has been acquired principally for the purpose of selling in the near future; it is a part of an identified portfolio of financial instruments that the Company manages and has an actual pattern of short-term profit-taking; or it is a derivative that is not designated as effective as a hedging instrument. Financial assets classified as FVTPL are stated at fair value and, if they do not qualify for hedge accounting, any resulting gain or loss is recognized in profit or loss in the period incurred.

Certain of the Company’s derivative financial instruments are classified as FVTPL financial assets.

(ii) HTM investments

HTM investments are initially measured at fair value, including transaction costs.

The Company does not have any assets classified as HTM investments.

(iii) AFS financial assets

AFS financial assets are initially recognized at fair value. Subsequently, gains and losses arising from changes in fair value are recognized in other comprehensive income or loss. When an investment is disposed of or is determined to be impaired, the cumulative gain or loss previously recognized in the accumulated other comprehensive income or loss is included in income or loss for the period. The Company does not have any assets classified as AFS financial assets.

(iv) Loans and receivables

Cash and cash equivalents and trade and other receivables, that have fixed or determinable payments that are not quoted in an active market are classified as loans and receivables.

Loans and receivables are initially recognized at fair value and subsequently carried at amortized cost less impairment losses. The impairment loss of receivables is based on a review of all outstanding amounts at period end. Bad debts are written off during the year in which they are identified. Interest income is recognized by applying the effective interest rate method.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

2. Significant accounting policies (continued)

(v) Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment periodically. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows from the asset have been impacted.

For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease relates to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit and loss in the period. On the date of impairment reversal, the carrying amount of the financial asset cannot exceed its amortized cost had the impairment not been recognized.

(vi) Derecognition of financial assets

A financial asset is derecognized when the contractual right to the asset’s cash flows expire or if the Company transfers the financial asset and substantially all risks and rewards of ownership to another entity.

(j) Financial liabilities

Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities.

(i) FVTPL financial liabilities

Financial liabilities classified as FVTPL are stated at fair value and, if a derivative financial instrument which does not qualify for hedge accounting, any resulting gain or loss is recognized in profit and loss in the period.

(ii) Other financial liabilities

Other financial liabilities are initially measured at fair value, net of transaction costs, and are subsequently measured at amortized cost using the effective interest method, with interest expense recognized on an effective yield basis.

Short-term loans, trade and other payables, and long-term loans are classified as other financial liabilities.

(iii) Derecognition of financial liabilities

The Company derecognizes financial liabilities when, and only when, the Company’s obligations are discharged, cancelled or expire.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

2. Significant accounting policies (continued)

(k) Fair value measurement

The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

As at December 31, 2017, the Company’s derivative financial instruments are measured based on Level 2 inputs.

(l) Derivative financial instruments

In the ordinary course of business, the Company may utilize derivative financial instruments to manage foreign currency risk on its U.S. dollar denominated sales. This involves the purchase of foreign exchange forward contracts to hedge anticipated sales to customers and the related accounts receivable. The Company has documented the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking hedge transactions. The Company assesses both at the inception of the hedge and periodically thereafter, whether the derivatives that are used in hedging transactions are effective in offsetting changes in cash flows of hedged items. Forward exchange contracts designated as hedges of U.S. dollar denominated sales are recorded at fair value with any resulting gain or loss recognized in other comprehensive income or loss until the forecasted transactions occur, then recognized as an adjustment to sales when the hedged transaction occurs.

The Company may also utilize derivative financial instruments to manage foreign currency risk on its foreign currency denominated loans. Although used for the purpose of managing risk, the Company has not designated such contracts as hedges and, accordingly, the changes in fair value of these contracts are recorded as fair value measurement gains or losses in profit and loss in the period.

The Company does not utilize derivative financial instruments for trading or speculative purposes.

(m) Revenue recognition policy

Revenue is measured at the fair value of the consideration received or receivable.

Revenue from the sale of pulp is recognized when all the following conditions are satisfied:

•	the Company has transferred to the buyer the significant risks and rewards of ownership of the pulp;
•	the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the pulp sold;
•	the amount of revenue can be measured reliably;

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

2. Significant accounting policies (continued)

•	it is probable that the economic benefits associated with the transaction will flow to the Company; and
•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Electricity revenue results from mill-generated power for export to the power grid. Electricity revenue is recognized based on the number of mega-watt hours of power sold at the daily spot rate or contracted price and when reasonable expectation of collection exists.

Revenue from insurance claims is recognized when the compensation becomes receivable.

(n) Key judgement and accounting estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to make critical judgement, estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the reporting date. Critical judgment includes the determination of the functional currency. Significant estimates include assessment on useful lives and recoverability of property, plant and equipment, inventory provisions and assumptions used to value post retirement benefits. Actual results could differ from those estimates.

(o) Future accounting changes

The Company has not early adopted these new and amended standards. The Company is currently assessing the impact, if any, upon adopting these standards.

(i) Effective for annual periods beginning on or after January 1, 2018

•	New standard IFRS 15 Revenue from contracts with customers

This standard provides a single, principles based five-step model to be applied to all contracts with customers. New disclosures about revenue are also introduced.

•	New standard IFRS 9 Financial Instruments

The IASB intends to replace IAS 39 - Financial Instruments: Recognition and Measurement in its entirely with IFRS 9 - Financial Instruments which is intended to reduce the complexity in the classification and measurement of financial instruments.

(ii) Effective for annual periods beginning on or after January 1, 2019.

•	New Standard IFRS 16 Leases

This standard specifies how a company will recognize, measure, present and disclose leases. The standard provides a single leasee accounting model, requiring leasees to recognizes assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

3. Joint operation

Summarized financial information regarding the Company’s proportionate share of the CPP joint venture is as follows:

	2017	2016
	$	$
Current assets	14,809,813	15,020,132
Non-current assets (excluding property, plant and equipment)	3,245	3,243
Property, plant and equipment, net	71,928,032	65,721,149

	86,741,090	80,744,524

Current liabilities	10,245,377	11,113,519
Non-current liabilities	14,319,830	13,852,625

	24,565,207	24,966,144

	2017	2016
	$	$
Cost of sales	130,812,589	133,270,814

The Company’s share of CPP’s contingencies and commitments is limited to its proportionate interest in CPP.

4. Trade and other receivables

	2017	2016
	$	$
Due from Marubeni Corporation and its subsidiaries	33,209,661	57,002,539
Other receivables	11,612,714	5,399,530
Electricity trade receivables	1,058,017	876,310

	45,880,392	63,278,379

Other receivables include insurance proceeds receivable (Note 6), Goods and Service Tax receivable, Harmonized Sales Tax receivable and other miscellaneous receivable.

The average credit periods on pulp sales and electricity sales are 60 days and 30 days, respectively.

5. Inventories

	2017	2016
	$	$
Logs, chips, chemicals and fuel	44,551,404	41,219,360
Pulp	26,434,676	19,258,215
Parts and supplies	19,139,847	23,786,057

	90,125,927	84,263,632

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

5. Inventories (continued)

The cost of inventories recognized as an expense during the year ended December 31, 2017 was $413,086,560 ($451,662,658 in 2016). The cost of inventories recognized as an expense includes $15,528,289 ($15,532,690 in 2016) in respect of write-downs of inventory to net realizable value. As at December 31, 2017, the pulp inventory includes the amount carried at fair value less cost to sell in the amount of $nil ($12,021,609 in 2016).

6. Property, plant and equipment

	Land	Buildings	Pulp mill machinery building, and equipment	Logging machinery and equipment	Logging road and bridges	Furniture and equipment	Cogeneration equipment	Total
	$	$	$	$	$	$	$	$
Cost
As at December 31, 2015	3,051,766	1,060,787	1,341,781,196	8,007,590	36,719,650	439,172	8,292,305	1,399,352,466
Additions	—	—	37,183,310	793,833	—	69,263	1,703,619	39,750,025
Disposals	—	—	(22,868,670)	(762,150)	—	(12,840)	—	(23,643,660)

As at December 31, 2016	3,051,766	1,060,787	1,356,095,836	8,039,273	36,719,650	495,595	9,995,924	1,415,458,831
Additions	—	52,153	43,951,573	953,312	—	19,454		44,976,492
Disposals (a)	(4,861)	(50,022)	(31,119,082)	(21,642)	—		—	(31,195,607)

As at December 31, 2017	3,046,905	1,062,918	1,368,928,327	8,970,943	36,719,650	515,049	9,995,924	1,429,239,716

Accumulated depreciation
As at December 31, 2015	—	787,334	874,193,704	4,316,372	15,355,117	367,098	1,247,147	896,266,772
Expense	—	27,345	56,165,416	619,673	2,215,413	22,055	450,180	59,500,082
Disposals	—	—	(20,751,132)	(489,492)	—	(12,718)	—	(21,253,342)

As at December 31, 2016	—	814,679	909,607,988	4,446,553	17,570,530	376,435	1,697,327	934,513,512
Expense		25,396	54,182,380	580,960	2,227,897	37,206	523,377	57,577,216
Disposals (a)		(49,363)	(27,918,963)	(21,459)				(27,989,785)

As at December 31, 2017	—	790,712	935,871,405	5,006,054	19,798,427	413,641	2,220,704	964,100,943

Carrying amount
As at December 31, 2015	3,051,766	273,453	467,587,492	3,691,218	21,364,533	72,074	7,045,158	503,085,694
As at December 31, 2016	3,051,766	246,108	446,487,848	3,592,720	19,149,120	119,160	8,298,597	480,945,319

As at December 31, 2017	3,046,905	272,206	433,056,922	3,964,889	16,921,223	101,408	7,775,220	465,138,773

(a)

During the year ended December 31, 2017, the Company experienced equipment breakdowns at the CPP and Peace River mills causing each mill to cease production for seven days and 52 days, respectively. As a result, the Company recorded business interruption insurance recovery of $16,217,902, which is net of a $4,202,690 insurance deductible expense. As at December 31, 2017, other receivables include $6,249,377 due from the underwriters, of which, $6,078,798 was collected in January through March 2018. The Company is currently negotiating additional insurance proceeds. To the extent the Company successfully negotiates additional funds, the proceeds will be recorded in the year received or receivable.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

6. Property, plant and equipment (continued)

(b)

The Company previously reported the aforementioned business interruption insurance proceeds of $20,420,592 within Revenue and two insurance deductibles related to the business interruption insurance and damaged equipment repairs of $4,202,690 and $1,500,000, respectively, totalling $5,702,690, within Other income (expense). This presentation has since been restated in these December 31, 2017, consolidated financial statements as detailed below.

	As originally reported 2017	Restatement	As restated 2017
	$
Revenue
Business interruption insurance	20,420,592	(20,420,592)	—
Cost of sales
Materials, labour and other expenses	378,817,281	1,500,000	380,317,281
Business interruption insurance recovery	—	16,217,902	16,217,902
Gross profit	23,193,910	(5,702,690)	17,491,220
Other income (expense)
Insurance deductible	(5,702,690)	5,702,690	—

There was no impact to the December 31, 2017 total comprehensive income, the consolidated statements of changes in equity, financial position, or cash flows as a result of the restatement. In addition, there was no impact to the December 31, 2016 consolidated financial statements.

7. Other assets

	2017	2016
	$	$
Common use bridge, net of accumulated amortization of $6,981,256 ($6,777,890 as at December 31, 2016) (a)	3,018,744	3,222,110
Other	739,484	565,230

	3,758,228	3,787,340

(a) Common use bridge

An amount of $10,000,000 was contributed to the Alberta Government to construct a bridge over the Peace River for the hauling of logs and wood chips to the Company’s Peace River Mill. The amount is amortized on a straight-line basis over the shorter of the estimated life of the bridge or mill from the commencement of its usage. As at December 31, 2017, the estimated remaining life is approximately 15 years.

8. Trade and other payables

	2017	2016
	$	$
Due to Marubeni Corporation and its subsidiaries	370,468	196,322
Due to third parties (a)	38,390,106	33,336,357

	38,760,574	33,532,679

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

8. Trade and other payables (continued)

The average credit period on purchases is 30 days.

(a)	Due to third parties includes the reforestation obligation in amount of $488,000 ($478,500 in 2016) as at December 31, 2017.

9. Short-term loans

	2017	2016
	$	$
Syndicated bank loans (a)	85,000,000	104,000,000
Other	368,909	226,364

	85,368,909	104,226,364

(a)

A shareholder of the Company has provided a guarantee for the revolving credit facility. Interest rates are set based on the bank’s funding cost plus a commercial percentage and the credit facility matures March 19, 2018.

As at December 31, 2017, the Company had unused lines of credit amounting to $95,000,000 ($36,000,000 in 2016).

10. Long-term loans

	2017	2016
	$	$
Mizuho US$ syndicated bank loan (a) (US$22,735,000 in 2017; US$30,525,000 in 2016)	28,480,260	40,964,347
Mizuho CDN$ syndicated bank loan (b)	30,027,531	38,529,573
DBJ US$ loan (c) (2017 – US$10,669,000; 2016 – US$13,335,000)	13,370,435	17,899,456

	71,878,226	97,393,376
Less: current portion	(21,571,642)	(22,492,088)

	50,306,584	74,901,288

(a)

Interest rates are based on the bank’s funding cost plus a commercial percentage. Principal repayment of US$3,895,000 semi-annually on March 19 and September 19, with the remaining balance due on March 19, 2019. As at December 31, 2017, the interest rate on this facility was 2.313% (1.570% in 2016). A shareholder of the Company has provided a guarantee for the bank loan.

(b)

Interest rates are based on the bank’s funding cost plus a commercial percentage. Principal repayment of $4,275,000 semi-annually on March 19 and September 19, with the remaining balance due on March 19, 2019. As at December 31, 2017, the interest rate on this facility was 2.137% (1.680% in 2016). A shareholder of the Company has provided a guarantee for the bank loan.

(c)

Interest rates are set semi-annually based on the LIBOR rate plus a commercial percentage. Principal repayment of US$1,333,000 semi-annually on March 27 and September 27, with the remaining balance due on March 27, 2019. As at December 31, 2017, the interest rate on this facility was 2.16711% (1.91472% in 2016). A shareholder of the Company has provided a guarantee for the bank loan.

(d)

Consolidated Net Worth (“shareholders’ equity” per consolidated balance sheet, plus subordinated debt, less accumulated other comprehensive income) must be not less than C$216,000,000 at the end of any fiscal year.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

10. Long-term loans (continued)

Principal repayments of long-term debt required in the next two years are as follows:

	USD	CDN	Total CDN
	$	$	$
2018	10,456,000	8,550,000	21,672,280
2019	22,948,000	21,525,000	50,324,740

	33,404,000	30,075,000	71,997,020
Less: deferred transaction costs			(118,794)

	33,404,000	30,075,000	71,878,226

11. Other liabilities

	2017	2016
	$	$
Accrued pension and other benefits liability (Notes 14(a) and (b))	29,696,700	24,730,800
Landfill reclamation liability (a)	3,960,220	3,247,279
Other	1,120,172	1,122,138
Capital lease and conditional sales contracts payable	257,342	182,743

	35,034,434	29,282,960

(a)

Landfill reclamation liability are related to the Company’s obligations to remediate the landfill sites at both CPP and Peace River mills. For the year ended December 31, 2017, the Company recorded accretion expense in the amount of $59,810 ($67,718 in 2016) and amortization of the landfill assets of $52,548 ($44,957 in 2016)

12. Income taxes

The provision for income taxes reported in the statement of comprehensive income differs from the amounts computed by applying the Canadian federal and provincial income tax rates to the income before tax due to the following:

	2017	2016
	$	$
Income (loss) before income taxes	13,522,280	(16,052,185)

Statutory tax rate	26.69%	26.65%

Income tax expense (recovery) based on above rates	3,609,097	(4,277,907)
Reversal of tax provisions in respect of prior years’ reassessments	(710,707)	(341,028)
Effect of change in enacted tax rates	1,213,603	—
Effect of non-taxable items	(258,435)	(232,817)
Change in unrecognized deferred tax assets	(367,032)	(270,822)
Other	(672,822)	(407,027)

	2,813,704	(5,529,601)

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

12. Income taxes (continued)

The components of deferred income taxes are as follows:

	2017	2016
	$	$
Deferred income tax assets Deductible temporary differences and other	10,085,545	8,904,483
Deferred income tax liabilities Taxable temporary differences (a)	(91,036,855)	(95,703,410)

Deferred income tax, net	(80,951,310)	(86,798,927)

(a)	Taxable temporary differences are comprised primarily of accounting versus tax differences relating to the value of the Company’s property, plant and equipment.

Deferred tax assets not recognized at December 31, 2017 are summarized as follows:

	2017	2016
	$	$
Deferred income tax assets related to Net capital losses	2,942,098	3,059,104
Unrealized foreign exchange loss in capital account	630,954	1,389,140

	3,573,052	4,448,244

The Company has capital losses of approximately $21,793,318 ($22,957,627 in 2016) which are available to apply against future taxable capital gains should they be realized. The income tax benefit relating to these net capital losses has not been recognized in the consolidated financial statements as their realization is uncertain.

13. Share capital

(a) Authorized share capital

12,000,000,000,000 Class A common shares without par value

12,000,000,000,000 Class B common shares without par value

25,000,000 Class C common shares, par value $1

200,000 Class A preferred shares, non-cumulative, convertible to Class A common shares, redeemable at par, par value $1,000

200,000 Class B preferred shares, non-cumulative, convertible to Class B common shares, redeemable at par, par value $1,000

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

13. Share capital (continued)

100,000 Class C preferred shares, non-cumulative, retractable, redeemable at fair market value of consideration received by the Company for the issuance of Class C preferred shares, par value $0.01

The Class A and B preferred shares rank equally and prior to the Class C preferred shares, which rank prior to the common shares in the event of liquidation, dissolution or wind-up. Class C preferred shares are entitled to receive an amount equal to the redemption amount and any dividends declared and unpaid, after Class A and Class B preferred shares have received the redemption amount together with any dividends declared and unpaid, and before any amount is paid or assets distributed to common shares. No dividends shall be paid on any other class of shares of the Company, if to do so would reduce the value of the net assets of the Company to less than the total redemption amount of all the Class C preferred shares issued and outstanding at that time.

(b) Issued and outstanding share capital

Issued and outstanding shares as at December 31, 2017 are as follows:

	Shares	Amount
		$
Preferred
Class A	125,000	125,000,000
Class B	125,000	125,000,000

	250,000	250,000,000
Common
Class C	12,000,000	12,000,000

	12,250,000	262,000,000

14. Pension costs and obligations

(a) The Company has defined benefit plans covering substantially all employees at the Peace River Mill and Head office. Under the defined benefit plans, pension benefits are based on employees’ earnings and years of service.

The Company measures its accrued benefit obligation and the fair value of plan assets for accounting purposes as at December 31 of each year. The most recent actuarial valuation of the pension plans for funding purposes was December 31, 2016, and the next required valuation will be as of December 31, 2019.

Plan assets consist of:

	2017	2016
	%	%
Equity securities	57	57
Debt securities	33	40
Other	10	3

	100	100

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

14. Pension costs and obligations (continued)

Information about the Company’s defined benefit plan is as follows:

	2017	2016
	$	$
Accrued benefit obligation	(84,838,600)	(71,739,800)
Fair value of plan assets	68,709,100	60,702,900

Net liability arising from defined benefit obligation	(16,129,500)	(11,036,900)

The net liability arising from the above defined benefit obligation plus the Company’s portion of CPP’s (Note 14(b)) has been included in other liabilities on the Company’s consolidated statement of financial position (Note 11).

Movements in the present value of the defined benefit obligation in the current period were as follows:

	2017	2016
	$	$
Opening defined benefit obligation	71,739,800	74,653,900
Current service cost	3,271,000	4,109,200
Interest cost	2,798,000	3,053,000
Settlement of pension obligations (i)	—	(9,695,400)
Contributions from plan participants	174,200	155,600
Benefits paid	(1,776,000)	(2,235,500)
Remeasurement loss	8,631,600	1,699,000

Closing defined benefit obligation	84,838,600	71,739,800

Movements in the present value of the plan assets in the current period were as follows:

	2017	2016
	$	$
Opening fair value of plan assets	60,702,900	63,797,400
Investment income	2,439,600	2,671,100
Contributions from the employer	4,231,200	4,566,000
Contributions from plan participants	174,200	155,600
Benefits paid	(1,776,000)	(2,235,500)
Payment on settlement (i)	—	(9,695,400)
Remeasurement gain	3,137,200	1,643,700
Other	(200,000)	(200,000)

Closing fair value of plan assets	68,709,100	60,702,900

(i)

On December 22, 2016, the Company settled $9,695,400 of the defined benefit obligation through the purchase of an annuity buy-out that eliminated all further legal and constructive obligation for the benefits provided under the defined benefit plan. A settlement loss of $937,800 was recognized.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

14. Pension costs and obligations (continued)

The significant actuarial assumptions adopted in measuring the Company’s defined benefit plan during the period are as follows (weighted average assumptions as of December 31):

	2017	2016
	%	%
Discount rate	3.6	4.0
Rate of compensation increase	3.3	3.3

Amounts recognized in the determination of net income in respect of these defined benefit plans is as follows:

	2017	2016
	$	$
Current service cost	3,271,000	4,109,200
Interest cost, net	358,400	381,900
Administrative expense	200,000	200,000

	3,829,400	4,691,100

Amounts recognized in the other comprehensive income is as follows:

	2017	2016
	$	$
Remeasurement loss, net of tax	4,010,833	40,563

Significant actuarial assumptions for the determination of the defined obligation are discount rate, expected salary increase and mortality. The sensitivity analysis below has been determined based on reasonably possible changes of the respective assumptions occurring at the end of the year, while holding all other assumptions constant.

•	0.5% decrease in discount rate will result in the increase of the defined benefit obligations by $7,460,200
•	0.5% increase in discount rate will result in the decrease of the defined benefit obligations by $6,668,800
•	0.5% decrease in salary increase rate will result in the decrease of the defined benefit obligations by $1,998,200
•	0.5% increase in salary increase rate will result in the increase of the defined benefit obligations by $2,103,100
•	10% decrease in mortality rate will result in the increase of the defined benefit obligations by $1,746,700
•	10% increase in mortality rate will result in the decrease of the defined benefit obligations by $1,616,700

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

14. Pension costs and obligations (continued)

(b) CPP has a number of defined benefit and defined contribution plans providing pension, other retirement and post-employment benefits to most of its employees.

(i) Defined benefit plans

CPP measures its accrued benefit obligation and the fair value of plan assets for accounting purposes as at December 31 of each year. The most recent actuarial valuation of the pension plans was as of December 31, 2013, and the next required valuation will be as of December 31, 2017. The valuation is expected to be finalized in 2018.

Plan assets consist of:

	2017	2016
	%	%
Equity securities	41	43
Debt securities	44	46
Other	15	11

	100	100

Information about the Company’s portion of CPP’s defined benefit plans as at December 31 is as follows:

	2017
	Pension benefit plans	Other benefit plans	Total
	$	$	$
Accrued benefit obligation	(40,167,100)	(7,666,150)	(47,833,250)
Fair value of plan assets	34,266,050	—	34,266,050

Net liability arising from defined benefit obligation	(5,901,050)	(7,666,150)	(13,567,200)

	2016
	Pension benefit plans	Other benefit plans	Total
	$	$	$
Accrued benefit obligation	(34,591,700)	(11,275,800)	(45,867,500)
Fair value of plan assets	32,173,600	—	32,173,600

Net liability arising from defined benefit obligation	(2,418,100)	(11,275,800)	(13,693,900)

The net liability arising from the above defined benefit obligation plus the Company’s plan described in Note 14(a) have been included in other liabilities on the Company’s consolidated statement of financial position (Note 11).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

14. Pension costs and obligations (continued)

Movements in the present value of the defined benefit obligation in the current period were as follows:

	2017	2016
	$	$
Opening defined benefit obligation	45,867,500	44,662,100
Current service cost	1,436,300	1,382,800
Interest cost	1,739,150	1,692,600
Other item	179,150	18,800
Benefits paid	(1,923,550)	(1,821,400)
Remeasurement loss (gain)	534,700	(67,400)

Closing defined benefit obligation	47,833,250	45,867,500

Movements in the present value of the plan assets in the current period were as follows:

	2017	2016
	$	$
Opening fair value of plan assets	32,173,600	29,949,200
Employer contributions	1,848,750	1,621,500
Investment income	1,205,600	1,118,900
Other item	70,600	18,800
Benefits paid	(1,923,550)	(1,821,400)
Non-investment expenses	(43,950)	(43,100)
Remeasurement gain	935,000	1,329,700

Closing fair value of plan assets	34,266,050	32,173,600

The significant actuarial assumptions adopted in measuring CPP’s accrued benefit obligations are as follows (weighted average assumptions):

	2017	2016
	Pension + other benefit plans	Pension + other benefit plans
	%	%
Discount rate	3.3	3.8
Rate of compensation increase	3.5	3.5

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

14. Pension costs and obligations (continued)

Amounts recognized in the consolidated statement of net income in respect of these defined benefit plans are as follows:

	2017	2016
	$	$
Current and past service cost	1,578,700	1,382,800
Interest cost, net	533,550	573,700
Administrative expense and other	9,950	78,300

	2,122,200	2,034,800

Amounts recognized in the other comprehensive income is as follows:

	2017	2016
	$	$
Remeasurement gain, net of tax	(292,213)	(998,954)

Significant actuarial assumptions for the determination of the defined obligation are discount rate, expected salary increase and mortality. The sensitivity analysis below has been determined based on reasonably possible changes of the respective assumptions occurring at the end of the year, while holding all other assumptions constant.

•	0.5% decrease in discount rate will result in the increase of the defined benefit obligations by $3,885,450
•	0.5% increase in discount rate will result in the decrease of the defined benefit obligations by $3,447,500
•	0.5% decrease in salary increase rate will result in the decrease of the defined benefit obligations by $452,750
•	0.5% increase in salary increase rate will result in the increase of the defined benefit obligations by $457,900
•	10% decrease in mortality rate will result in the increase of the defined benefit obligations by $991,100
•	10% increase in mortality rate will result in the decrease of the defined benefit obligations by $972,800

(ii) Defined contribution plans

The Company’s portion of the total expense for CPP’s defined contribution plans is $911,131 ($895,142 in 2016).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

15. Other income

	2017	2016
	$	$
Gain on BPCP credits (a)	—	262,021
Fair value loss on derivative financial instruments (b)	(917,899)	(581,626)
LSSI income (c)	1,743,021	2,032,916
Gain on sales of emission performance credits (d)	1,775,040	1,423,764
Bioenergy Producer Program income (e)	2,264,581	2,518,140
Loss on disposal of property, plant and equipment (Note 6 (a))	(753,970)	(2,081,768)
Foreign exchange gain (loss)	611,008	(268,539)
Miscellaneous	761,502	(138,312)

	5,483,283	3,166,596

(a)

The Alberta Government started the Bioenergy Producer Credit Program (“BPCP”) to encourage investment in bioenergy production capacity in Alberta to reduce reliance on fossil fuels. Under this program, the provincial government offers grants (cash payment) to successful applicants to support bioenergy production. The program ended March 2016.

(b)	In order to reduce the Company’s exposure to foreign currency risk related to foreign currency denominated long-term loans, the Company uses forward foreign exchange contracts (Note 17(f)).
(c)

In June 2013, the Company entered into a two-year load shed services for imports agreement (“LSSI”) with Alberta Electric System Operator (“AESO”). Under the agreement, the Company agreed to provide load shed services upon AESO’s request. On July 1, 2015, the agreement was renewed for three years until June 2018.

(d)

The Alberta Government enacted the Specified Gas Emitters Regulations in 2007. The regulation requires companies operating in Alberta with excess greenhouse gas emissions over a prescribed threshold to reduce their CO2 emissions. The regulation also permits companies, who reduced their emissions more than their emission reduction target, to sell their emission performance credits to other companies.

(e)

The Alberta Government started the Bioenergy Producer Program (“BPP”) to support bioenergy production capacity in Alberta in order to reduce greenhouse gas emission from the use of fossil fuel alternatives and create value added opportunities with economic benefits. The program applies to bioenergy production in Alberta from April 1, 2016 to September 30, 2017.

16. Related party transactions

Transactions and account balance with related parties not disclosed elsewhere in these consolidated financial statements are as follows:

	2017	2016
	$	$
Related party transactions
Sales to Marubeni Corporation	137,771,466	126,009,080
Fees to Marubeni Corporation and its subsidiaries, included in cost of sales	8,728,914	9,958,924

17. Financial instruments and risk management

(a) Fair value

The carrying value of cash and cash equivalents, trade and other receivables, short-term loans, trade and other payable and long-term loans, as reflected in the consolidated statement of financial position approximates their respective fair values due to the short-term maturity of these instruments or their variable market rates of interest.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

17. Financial instruments and risk management (continued)

(b) Interest rate risk

The short-term and long-term loans bear interest at rates that fluctuate due to changes in market interest rates. As a result, fluctuations in interest rates will effect interest expense and cash flow. The Company does not use derivative instruments to reduce its exposure to interest rate risk.

(c) Foreign currency risk

The Company is exposed to foreign currency risk on unhedged balances held in cash and cash equivalents, trade and other receivables, trade and other payables and long-term loans as they are denominated in other currencies, primarily the U.S. dollar.

The Company has the following carrying amounts of the U.S. dollar assets and liabilities. The table shows the Company’s U.S. dollar currency risk exposure:

	2017	2016
	$	$
Cash and cash equivalents	3,988,217	3,586,212
Trade and other receivables	33,811,109	56,940,475
Trade and other payables	(3,242,590)	(3,208,697)

	34,556,736	57,317,990
Long-term loans	(41,922,020)	(59,013,630)
Less: hedged portion	13,386,670	17,940,002

	6,021,386	16,244,362

The Company utilizes derivative financial instruments to manage a portion of the foreign currency risk on U.S. dollar denominated sales and foreign currency denominated loans (Note 17(f)).

(d) Credit risk

Credit risk is the risk that a counterparty will fail to perform its obligations as they come due. The Company’s exposure to credit risk is indicated by the carrying amounts of its cash and cash equivalents and trade and other receivables. Marubeni acts as either a sales agent or a principal purchaser for the majority of the Company’s pulp sales transactions where Marubeni provides credit guarantee arrangements. Cash and cash equivalents are held by major financial institutions. Accordingly, the Company’s exposure to credit risk has historically not been significant.

The Company did not have any past due or impaired trade and other receivables as at December 31, 2017 and 2016.

(e) Liquidity risk

The Company’s objective is to have sufficient liquidity to meet its liabilities when they come due. The Company monitors its cash balances and cash flows generated from operations to meet its requirements. As at December 31, 2017 and 2016, the most significant financial liabilities are trade and other payables, short-term loans and long-term loans.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

December 31, 2017

(Stated in Canadian dollars)

17. Financial instruments and risk management (continued)

(f) Derivative financial instruments

In order to reduce its exposure to foreign currency risk related to foreign currency denominated long-term loans and forecasted sales, the Company may use forward foreign exchange contracts. For forward foreign exchange hedge contracts for the U.S. dollar denominated loan, the Company recorded a fair value measurement loss of $917,899 for the year ended December 31, 2017 (loss of $581,626 in 2016). For forward foreign exchange hedge contracts for sales, the Company recognized in other comprehensive income, a fair value measurement gain, net of income tax expense, of $4,329,454 for the year ended December 31, 2017 ($14,346,420 in 2016).

The following table presents the notional amounts and fair values of the derivative financial instruments held by the Company for the loan hedges:

	2017			2016
	Notional amount		Estimated fair value asset	Notional amount		Estimated fair value asset
			$			$
U.S. dollar loan	US$	10,666,669	1,272,507	US$	13,333,335	2,612,273

The following table presents the notional amounts and fair values of the derivative financial instruments held by the Company for the U.S. dollar sales hedges:

	2017		2016
	Notional amount	Estimated fair value liability	Notional amount		Estimated fair value liability
	$	$	$		$
U.S. dollar	—	—	US$	120,000,000	(5,902,461)

(g) Capital management

The Company manages its capital to ensure that it will be able to continue as a going concern while applying surplus cash generated from operations to loan repayments. The capital structure of the Company consists of net debt (i.e. loans less cash and cash equivalents) and equity.

18. Contingencies and commitments

(a)

The Company, in the normal course of operations, may be involved in certain claims and contingencies. In management’s estimate, any resulting liability would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(b)

The Company has an outstanding irrevocable standby letter of credit totaling for $1,117,951 at December 31, 2017 ($1,170,121 in 2016). The letter of credit is provided to utility companies as a payment guarantee.